Exhibit 99.2

Participants
CORPORATE PARTICIPANTS
Pablo E. Paez	Shayn P. March
Executive Vice President-Corporate Relations, The GEO Group, Inc.	Acting Chief Financial Officer, The GEO Group, Inc.

James Black
George Christopher Zoley	Senior Vice President & President-GEO Secure Services, The
Executive Chairman, The GEO Group, Inc.	GEO Group, Inc.

Brian Robert Evans	Wayne H. Calabrese
Chief Executive Officer, The GEO Group, Inc.	President & Chief Operating Officer, The GEO Group, Inc.

OTHER PARTICIPANTS
Joe Gomes	Kirk Ludtke
Analyst, Noble Capital Markets, Inc.	Analyst, Imperial Capital LLC

Brian Violino	Greg Gibas
Analyst, Wedbush Securities, Inc.	Analyst, Northland Securities, Inc.

Brendan McCarthy
Analyst, Sidoti & Co. LLC

Management Discussion Section

Operator

Good day and welcome to the GEO Group Fourth-Quarter 2023 Earnings Conference Call. All participants will be in listen-only mode. [Operator Instructions] Please note today’s event is being recorded. I would now like to turn the conference over to Pablo Paez, Executive Vice President of Corporate Relations. Please go ahead.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, Operator. Good morning, everyone, and thank you for joining us for today’s discussion of the GEO Group’s Fourth Quarter and Full-Year 2023 Earnings Results. With us today are George Zoley, Executive Chairman of the Board; Brian Evans, Chief Executive Officer; Wayne Calabrese, President and Chief Operating Officer; Shayn March, Acting Chief Financial Officer; and James Black, President of GEO Secure Services.

This morning, we will discuss our fourth quarter and full-year results as well as our outlook. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our investor website at investors.geogroup.com. Today, we will discuss non-GAAP basis information. A reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and the supplemental disclosure we issued this morning. Additionally, much of the information we will discuss today, including the answers we give in response to your questions, may include forward-looking statements regarding our beliefs and current expectations with respect to various matters. These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws. Our actual results may differ materially from those in the forward-looking statements as a result of various factors contained in our Securities and Exchange Commission filings, including the Forms 10-K, 10-Q and 8-K reports. With that, please allow me to turn this call over to our Executive Chairman, George Zoley. George?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you, Pablo, and good morning to everyone. Thank you for joining us on our Fourth Quarter 2023 Earnings Call. I’m joined today by our newly reorganized senior management team, including our new CEO, Brian Evans; our new President and Chief Operating Officer, Wayne Calabrese and our new Acting Chief Financial Officer, Shayn March, along with our President of GEO Secure Services, James Black. While Brian, Shayn and Wayne are new to their positions, they have each been with the company a long time.

During today’s call, we will review our fourth quarter financial results for 2023, recap the annual operational milestones for each of our business segments, provide an update of our continued efforts to reduce debt and deleverage our balance sheet and discuss our initial financial guidance for 2024, which includes a range of assumptions primarily related to the ongoing Federal budget discussions in Congress.

During the fourth quarter of 2023, our Diversified Business Units continued to deliver strong operational and financial performance. This morning, we reported fourth quarter 2023 revenues of approximately $608 million and GAAP net income of approximately $32 million. We also reported fourth quarter 2023 adjusted EBITDA of approximately $129 million, which represents a sequential increase of 8% from the third quarter of 2023. During the fourth quarter, our Security Services Business Unit renewed two important contracts at the Federal level. In Colorado, we renewed our contract with ICE for the provision of the company-owned 1,532 bed Aurora ICE Processing Center and associated secure support services for a one-year term. In California, we renewed our contract with the U.S. Marshals for the provision of secure support services at the government-owned 512 bed El Centro Detention Facility for a two-year term. At the state level, we received a two-year renewal of our lease agreement with the State of New Mexico for our company-owned 600 bed Guadalupe County Correctional Facility, which is managed by the New Mexico Corrections Department.

Additionally, our GEO Reentry Services Division renewed five Residential Reentry Center contracts at the State and Federal levels during the fourth quarter of 2023. Looking at our key quarterly segment trends, our fourth quarter 2023 results reflect a year-over-year increase in our secure transportation revenues and in our international revenues. The increase in our secure transportation segment was primarily driven by our new contract to provide air operation support for ICE, which was activated in the third quarter of 2023. Internationally, the increase in revenues was due to our new contract to deliver health care services across public prisons in the State of Victoria in Australia, which was also activated in the third quarter of 2023.

Moving to ICE, average daily populations across our ICE processing centers increased by approximately 18% during the fourth quarter of 2023. Since the end of the year, ICE populations in our facilities have remained relatively stable at just over 13,000 beds. Currently, we estimate that the census across all ICE facilities nationwide is approximately 38,500. With respect to the Federal Government’s Intensive Supervision and Appearance Program or ISAP, participant counts remained relatively stable during the fourth quarter of 2023, in a range of approximately 190,000 to 195,000 individuals. The current ISAP participant count is approximately 187,000. We believe that ICE continues to face budgetary pressures and the outcome and timing of ongoing Federal budget discussions in Congress remains uncertain. Since October 1, the Department of Homeland Security and ICE have funded under a short term continuing resolution, which has been extended twice and is currently set to expire on March 8.

Last week, a group of US senators released a proposed Supplemental Appropriations Bill, which included additional funding for Border Security. However, that bill was voted down by the full Senate. The bill have provided funding for 50,000 ICE detention beds, which represents an increase of 16,000 beds from the current funding level for 34,000 beds. Additionally, the bill would have increased the annual funding for alternatives to detention programs to approximately $1.3 billion from the current funding level of $440 million.

If Congress is unable to reach an agreement on appropriations package prior to March 8, the Federal Government could continue to be funded under a continuing resolution or face the prospect of government shutdown. Given this uncertainty, we have provided our initial guidance for 2024, with a range of assumptions, which Brian and Shayn will discuss in more detail. As we have expressed to you in the past, decisions related to Federal funding levels and related policies are outside of GEO’s control, as a service provider to the Federal government. While we will continue to monitor the Congressional Appropriations Process, our focus remains on providing high-quality services on behalf of DHS, ICE and all of our clients. We also remain focused on reducing our net debt, which continues to be a strategic priority for our company.

In 2023, we reduced our net debt by approximately $197 and ended the year with less than $1.8 billion in total net debt. The debt reduction represents substantial progress towards our objective to deleverage our balance sheet and position GEO to explore options to return capital to shareholders in the future. I will now turn the call over to our new CEO, Brian Evans.

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

Thank you, George. Good morning, everyone. As the prior CFO for 14 years, it is my pleasure to join George and our senior management team in a new capacity of CEO as we work together to continue to execute our company’s strategic priorities. Our continued and steady financial performance is underpinned by the strength of our diversified services platform. Over the past 20 years, our board and our management team have implemented a disciplined strategy to pursue diversified opportunities that grow our company both organically and through strategic acquisitions of businesses and assets. We believe this growth in investment strategy has positioned GEO as a leading, diversified services provider in our country, in our industry, and the strength of this diversification has allowed us to deliver steady operational and financial results through challenging periods.

Over the course of the COVID pandemic, we were able to offset declines in our Secure Services and Residential Reentry revenues with increases in our community-based and non-residential programs. Similarly, in 2021 and 2022, we were able to offset the loss of our Bureau of Prisons contract revenues with increases in our Electronic Monitoring and Supervision Services revenues. And in 2023, we offset declines in our Electronic Monitoring segment with growth from several of our diversified segments, including our secure transportation and international businesses.

As we look forward to 2024, we believe that we are taking a prudent approach to our initial financial guidance, given the uncertainty surrounding the outcome and timing of the ongoing Federal budget discussions in Congress. While decisions related to Federal funding and related policies are outside of GEO’s control, as a company, we are positioned to continue to support ICE and the US Marshals with a spectrum of support services and solutions, including additional bed capacity, secure transportation, electronic monitoring technologies and case management services.

With respect to ISAP specifically, BI is the largest provider of Electronic Monitoring services to Federal, state and local law enforcement agencies, and the sole provider of electronic monitoring solutions to ICE. BI has provided the ISAP contract services to ICE with bipartisan support for over 20 years, successfully achieving high levels of compliance under the program.

Over this timeframe, BI has built what we believe is an unparalleled platform of technology solutions and case management services, which we anticipate will give GEO a competitive advantage going forward. As a sole provider of electronic monitoring services under the current ISAP contract, BI has all the necessary resources to assist ICE should the agency decide to increase the utilization of ISAP. Future increases in ISAP participant count or further increases in the utilization of our ICE detention beds could potentially generate significant upside to our guidance. Additionally, the potential reactivation of any of our remaining idle Secure Services facilities, which total approximately 9,000 beds, could also provide meaningful upside to our annualized revenues and cash flows if fully reactivated. We could also see additional upside from winning any new managed-only contract, similar to our new secure transportation subcontract for ICE Air operation support and our new health care contract in Australia, which we activated last year.

Operationally, our daily management focus and primary objective remains on achieving operational excellence across all our service lines. We are proud of the dedication of our frontline employees and our facility regional and corporate leadership who help our company fulfil this objective every year. From a strategic standpoint, our management team is focused on the disciplined allocation of capital to enhance long-term value for our shareholders. For the past three years, we have focused on deleveraging our balance sheet and reducing our debt, and we have made significant progress towards this objective. We have complemented these efforts with the sale of select assets that have resulted in more than $150 million in proceeds. Historically, we have focused on the sale of Residential Reentry assets. This rationale has been based on the fact that Residential Reentry Centers are typically located in urban areas and can usually be repurposed for alternative uses. As a result of these factors, we often see a larger pool of potential interested buyers. Going forward, we expect to explore additional sales of Reentry facilities that are either idle or underutilized and may therefore create more value for our company by being sold.

With respect to our idle Secure Services facilities, as we have previously stated, we are focused on marketing these facilities to local, state and Federal agencies for reactivation, either under a traditional Secure Services contract or a lease arrangement. We believe that these important assets can create more long-term value for our company if they can be reactivated. However, we may also consider the sale of some of these larger assets if we believe that, that sale price adequately reflects their value.

As we continue to execute our strategic priorities, we also expect to explore new areas of potential growth. We believe that the expertise we have developed across a broad spectrum of government services could be used to provide private sector solutions to address public sector challenges, either with our existing government clients or with new government agencies. Our overarching goal is to continue to strengthen our diversified services platform, which already delivers predictable earnings and cash flows. We believe that as we allocate capital toward reducing debt and positioning our company to consistently and sustainably return capital to shareholders, the strong and predictable nature of our cash flows will create an attractive value proposition for investors. At this time, I will turn the call over to our acting CFO, Shayn March, to review our financial results and guidance in more detail.

Shayn P. March

Acting Chief Financial Officer, The GEO Group, Inc.

Thank you, Brian, and good morning, everyone. Today, we report fourth quarter of 2023 GAAP net income of approximately $32 million, and quarterly revenue of approximately $608 million. We also reported fourth-quarter 2023 adjusted EBITDA of approximately $129 million. Looking at each of our segments, Managed Only revenues for the fourth quarter of 2023 increased by approximately 18% from one year ago. This increase was driven by higher revenues in our Secure Transportation and International segments, related to our new subcontract to provide Air Support Services for ICE and our new health care contract in Victoria, Australia, respectively. Fourth quarter 2023 revenues for our Owned and Leased Secure Services facilities increased by approximately 4% from one year ago, which was primarily driven by increased population at our ICE Processing Centers.

Further, quarter revenues in our GEO Reentry segment also increased year-over-year with fourth quarter 2023 revenues from our Residential Reentry Centers and our Non-Residential Reentry programs experiencing an 11% increase and a 32% increase respectively. These revenue increases were offset by lower revenue from our Electronic Monitoring and Supervision Services segment during the fourth quarter of 2023, as a result of lower participation counts under our ISAP contract compared to the fourth quarter of 2022. Our fourth quarter 2023 results also reflect a year-over-year decrease in net interest expense due to the repayment of debt throughout the year as well as due to higher interest income compared to fourth quarter 2022. Our effective tax rate for the fourth quarter 2023 was approximately 20%.

Moving to our guidance for 2024, as George and Brian discussed, we believe that ICE continues to face budgetary pressures and the outcome and timing of ongoing Federal budget discussions in Congress remains uncertain. Recent news articles have reported that ICE is facing a $700 million debt – budget deficit, and will be forced to scale back operations if it does not receive additional funding. The reported budget deficit could result in a reduction of immigration detention beds under contract and a reduction in the number of non-citizens being monitored under the agency’s alternative detention programs, which includes ISAP. Although we have no way to predict whether the reported budget deficit will be addressed by Congress, we remain hopeful that a long-term funding shortfall will be avoided in order to address the agency’s needs to deal with its border obligations. As a result, our financial guidance for 2024 incorporates a range of assumptions.

For the full-year 2024, we expect GAAP net income to be in the range of $110 million to $125 million on annual revenues of approximately $2.4 billion and an effective tax rate of approximately 28% exclusive of any discrete items. We expect our full-year 2024 adjusted EBITDA to be in between $485 million and $515 million. With respect to our assumptions, the midpoint of our guidance assumes stable populations across our ICE Processing Centers and stable participant counts under our ISAP contract. On the low end of the range, our guidance assumes that budget discussions continue to be delayed throughout the year and that ongoing budgetary pressures result in some moderate decreased utilization of both ICE Processing Center beds and Electronic Monitoring Services under the ISAP contract. On a high end of the range, our guidance assumes only some moderate increase in the utilization of ICE Processing Center beds and Electronic Monitoring Services under the ISAP contract, should additional funding be appropriate for ICE during this fiscal year.

For the first quarter 2024, we expect GAAP net income to be in the range of $22 million to $24 million and quarterly revenues in the range of $600 million to $610 million. We expect first quarter 2024 adjusted EBITDA to be in the range of $117 million to $122 million. Compared to fourth quarter 2023, our first quarter 2024 guidance reflects the impact of having one fewer day in the quarter. Additionally, as we have previously addressed, our first quarter of the year is impacted by higher costs related to payroll taxes, which are front-loaded in the beginning of each year.

Moving to our capital structure during 2023, we reduced our total net debt by approximately $197 million. We ended the year with total net debt of less than $1.8 billion, which represents substantial progress towards our stated goal of reducing net debt and deleveraging our balance sheet. Going forward, our objective is to continue reducing our debt by approximately $175 million to $200 million per year, which would bring our total net debt to approximately $1.6 billion by the end of 2024. Over the next 12 months, we expect interest rates to stabilize, potentially decrease, which would further enhance our ability to reduce our net debt. Approximately one-half of our debt is based on floating interest rates, and decreases in interest rates would bolster our annual free cash flow that could be used to further reduce our overall levels of debt.

Finally, in 2024, we expect to take some additional steps to refinance portions of our debt. As a first step, this past December, we refinanced the two tranches of our revolving credit facility, which had different maturity dates into a combined $265 million revolver, which will now mature in March 2027. The successful refinancing of our revolver is indicative of our strong relationships with our banking partners and the significant interest we receive from new banks.

Earlier this week, we also announced the redemption of the remaining $23 million of senior notes that were due in October 2024, clearing the deck of any remaining debt maturities prior to 2026. Our focus will now shift to refinancing our 2027 first lien term loans, which remain our most expensive debt, as well as potentially addressing our 2026 convertible notes. We hope that these efforts will allow us to reduce our overall cost of capital, achieve annual interest cost savings, and gain more flexibility within the covenants under our debt agreements to explore options to return capital to our shareholders in the future. We believe that our focus on reducing debt, de-levering the balance sheet and freeing up key free cash flow for the potential return of capital will enhance value for our shareholders over time.

At this time, I will turn the call over to James Black for a review of our GEO Secure Services segment.

James Black

Senior Vice President & President-GEO Secure Services, The GEO Group, Inc.

Thank you, Shayn. Good morning, everyone. It is my pleasure to review the annual milestones for GEO Secure Services. During 2023, we renewed 15 Secure Services contracts, including 10 contracts at the Federal level with ICE and the US Marshals. During the year, our Secure Services facilities also successfully underwent a total of 209 audits, including internal audits, government reviews, third-party accreditations and Prison Rape Elimination Act or PREA certifications. 12 of our Secure Services facilities received accreditation from the American Correctional Association with an average score of 99.3% and another 14 facilities received PREA certification. Our GTI Transportation Division and our GEOAmey UK joint venture completed approximately 18 million miles driven in the United States and the UK during the year.

Moving to current trends for our government agency partners. At the Federal level, populations at our US Marshals detention facilities remained stable throughout 2023. Our US Marshals facilities around the country support the agency as it carries out its mission of providing custodial services for pretrial detainees facing Federal criminal proceedings. We believe that our US Marshals facilities provide needed bed space near Federal courthouses where there is generally a lack of suitable alternative detention capacity. In the fourth quarter, we renewed our contract with the US Marshals to provide secure residential support services for the government owned 512 bed El Centro Detention Facility for a two-year term. Moving to our ICE Processing Centers, we experienced the steady increase in ICE populations throughout 2023. And most recently, we saw an 18% increase during the fourth quarter of 2023.

During the fourth quarter, we also renewed our contract with ICE for the provision of the 1,532 bed Aurora ICE Processing Center and related secure residential support services in Colorado. Additionally, as we previously disclosed in December 2023, we received a task order from ICE, funding our Adelanto ICE Processing Center contract only through February 19, 2024, as ICE launched their review of the effect of COVID-related court injunction orders that prevent full use of the facility. In January 2024, GEO and three unions representing over 350 employees at the facility, filed motions in this litigation to intervene and to vacate these outdated, COVID-related injunction orders.

Subsequent to the filing of these motions, ICE extended the task order, funding the Adelanto contract through June 19, 2024, allowing additional time for what we hope will be a positive outcome that includes the resumption of intake at this facility. Moving to Federal Appropriations process, ICE is currently funded under a short term continuing resolution that runs through March 8. The current funding levels for ICE provide 34,000 ICE detention beds, and we estimate the present census of active ICE detention beds to be at approximately 38,500. As previously noted, if no agreement is reached on an appropriations package in Congress prior to March 8, the Federal Government could again be funded under a continuing resolution or face the prospect of a government shutdown.

As a longstanding service provider to the Federal government, we play no role in and have no control over congressional appropriations decisions, the timing of those decisions, or the establishment or implementation of Federal immigration policy. Our focus remains on providing the highest quality services, and we stand ready to support ICE with any additional needs. We have a total of 9,000 additional beds at a number of facilities that we believe are well-suited to support ICE’s mission. And we have the expertise and resources to provide the needed ancillary services to meet the agency’s needs. GEO has a longstanding track record, delivering professional support services on behalf of ICE at GEO-contracted ICE Processing Centers. GEO-contracted ICE Processing Centers offer around-the-clock access to quality health care services. Our health care staffing in ICE Processing Centers where we provide resident health care is generally more than double the number of health care staff in a typical state correctional facility. GEO-contracted ICE Processing Centers offer full access to legal counsel and legal libraries and resources. And we have dedicated space at each ICE center to accommodate meetings with legal counsel.

GEO-contracted ICE Processing Centers provide three daily meals to residents that are culturally sensitive, special diet appropriate and approved by registered dietitians. We also provide access to faith-based and religious opportunities at each GEO-contracted ICE Processing Center. And we partner with community volunteers as needed to ensure fair representation of various space and denominations. GEO-contracted ICE Processing Centers also offer access to quality recreational activity. We have made a significant investment in the enhanced amenities at these centers, including artificial turf soccer field, covered pavilions, exercise equipment and multipurpose room. We have also historically provided superior transportation services for ICE, primarily at 12 of GEO-contracted ICE Processing Centers. And in 2023, our GTI Transportation Division began providing secure operation, air operation support for ICE as well.

Moving to our State Government agency partners. During the fourth quarter, we received a two-year renewal for our lease agreement with the State of New Mexico for our company-owned 600 bed Guadalupe County Correctional Facility, which is managed and operated by the New Mexico Corrections Department. In December, we were notified by the Commonwealth of Virginia that the management of the state-owned 1,536 bed Lawrenceville Correctional Center will transition to the Virginia Department of Corrections in August of 2024. We have had a successful partnership with the Virginia Department of Corrections, and we are committed to working closely with the agency to ensure a smooth transition. Finally, with respect to our International markets, as previously noted, we activated a new health care contract in July of 2023 with the State of Victoria in Australia to deliver secure residential health care services across 13 public prisons. We have a longstanding presence in Australia and we expect to continue to pursue future growth opportunities in this important market.

At this time, I will turn the call over to Wayne Calabrese for a review of GEO Care Division.

Wayne H. Calabrese

President & Chief Operating Officer, The GEO Group, Inc.

Thank you, James. I’m pleased to provide an overview of the annual operational milestones for our GEO Care Business Unit. In 2023, we renewed 32 Residential Reentry Center contracts, including 16 contracts with the Federal Bureau of Prisons. Additionally, we renewed 52 Non-Residential Day Reporting Center contracts. During the year, our Residential Reentry Centers, Non-Residential Day Reporting Centers and ISAP offices successfully underwent a combined total of 338 audits, including internal audits, government reviews, third-party accreditations and PREA certifications. 11 of our Residential Reentry Centers received accreditation from the American Correctional Association in 2023, with an average accreditation score of 99.9% and 8 of our Residential Reentry Centers received PREA certifications. Our 35 Residential Reentry Centers provide transitional housing and rehabilitation programs for individuals reentering their communities across 14 states. Our Non-Residential and Day Reporting Centers provide high quality community-based services, including cognitive behavioral treatment for up to approximately 9,100 parolees and probationers at approximately 90 locations across 10 different states. All key outcome metrics in our Reentry Programs showed improvement throughout the year, attesting to our evidence-based practices and a track record for lowering the rate of recidivism.

Moving to our GEO In-Prison Programs and Continuum of Care Division. In 2023, we delivered enhanced in-custody rehabilitation to an average daily population of approximately 2,600 individuals at 30 In-Prison Program sites in seven states and post-release services to approximately 21,000 individuals at 13 Continuum of Care sites in eight states. During the year, we renewed five In-Prison treatment contracts across the country. Our in-custody rehabilitation services include academic programs focused on helping those in our care attain high school equivalency diplomas. We’ve made a significant investment to equip all of our classrooms with smart boards to aid in the delivery of academic instruction at all our facilities. We have also focused on developing vocational programs that not only lead to certification when completed, but are also based on market job placement needs. Our substance abuse treatment programs are an important piece of our rehabilitation services because many of the individuals in our care suffer from addiction.

Our facilities also provide extensive faith-based and character-based programs, and we have designated faith-based and character-based housing units or dorms across our facilities to enhance the delivery of these programs. During 2023, we completed approximately 4.6 million hours of enhanced in-custody rehabilitation program. Our academic programs awarded more than 3,100 high school equivalency diplomas, and our vocational courses awarded close to 9,200 vocational training certifications. Our substance abuse treatment programs awarded approximately 8,100 program completions. We achieved over 46,000 behavioral treatment program completions and more than 36,000 individual cognitive behavioral treatment sessions. During the year, we also allocated approximately $1.6 million toward post-release services. This funding supported more than 3,100 individuals released from GEO facilities as they returned to their communities. Our GEO Continuum of Care integrates enhanced in-custody rehabilitation, including cognitive behavioral treatment with post-release support services that address critical community needs of released individuals. We believe our award-winning program provides a proven model on how the 2-plus million people in the United States criminal justice system can be better served in changing their lives.

Finally, turning to our Electronic Monitoring and Supervision Services segment, our BI subsidiary provides a full suite of monitoring and supervision solutions, products and technologies on behalf of Federal, State and local agencies across the country. During 2023, we experienced a decrease in Electronic Monitoring revenues due to a decline in the number of participants required to be monitored under the Federal Government’s Intensive Supervision Appearance Program or ISAP compared to 2022. After steadily declining during the first three quarters of 2023, the number of participants under the ISAP contract remained relatively stable during the fourth quarter of 2023, in a range of approximately 190,000 to 195,000 participants. BI has provided technology solutions, holistic case management, supervision, monitoring and compliance services under ISAP for almost 20 years. Under BI’s tenure, ISAP has achieved high levels of compliance, using a variety of new technologies and case management services over that time. And we expect BI to continue to explore new and innovative technology solutions to support the needs of ICE and all our current government agency partners, and to add new partners as we pursue future quality growth opportunities.

At this time, I’d like to turn the call back to George for closing remarks.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thanks, Wayne. In closing, our diversified business units delivered strong financial and operational performance throughout 2023. We’ve taken what we believe is a prudent approach to our initial financial guidance for 2024, given the uncertainty surrounding current Federal budget discussions in Congress. However, as we said today, we believe we have several opportunities for potential upside. We are actively marketing our current idle facilities in our diversified services as we pursue quality growth opportunities for our company. We also remain focused on reducing our overall net debt and refinancing portions of our debt. These efforts are aimed at reducing our annual interest costs and gaining the flexibility of potential return of capital to shareholders in the future. Operational, we remain steadfast in our commitment to achieving operational excellence in the daily delivery of our services on behalf of our government agency partners. We are grateful for our 18,000 employees worldwide, whose dedication and professionalism has allowed GEO to accomplish the milestones we have highlighted for you today. That completes our remarks, and we’d be glad to take some questions. Operator?

Question And Answer Section

Operator

Thank you. We will now begin the question-and-answer session. [Operator Instructions] And today’s first question comes from Joe Gomes with Noble Capital. Please go ahead.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Good morning. Nice quarter.

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

Thank you.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

So, you mentioned, George, in your remarks about the underfunding of ICE, and I’m sure you guys have seen the reports that came out yesterday, another article today about speculation, we’ll call it, that they’re going to release people from ICE down to 22,000 beds from the current, as you said, 38,500. And I was just trying to get your thoughts on that happening. I understand, you don’t know about the funding yet. And just kind of more general, your thoughts, has something like this ever occurred previously in ICE, where they just had a mass release excluding the COVID timeframe?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I don’t think there’s been anything of comparable scope and nature as being discussed in the, I guess, press release that came from The White House regarding ICE populations. But I’m encouraged by reading one of the news articles today that the House Republicans are planning to unveil Ukraine, Israel, Taiwan in border bill as an alternative to the border-free package that was passed by the Senate on Tuesday. And the lawmakers are expected to release this bill any day now. So, our hope is one of optimism that a funding for foreign aid can be tied to funding for border security in a comprehensive and compromised basis that will take care of the critical elements in both issues.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay, thanks. And as we all know, you have a number of contracts at your facilities that have guaranteed levels. I was just wondering, are all those facilities now at or above those levels, or do you still have a couple that are below those guaranteed levels?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think most are above those levels, and most of our facilities do have those guarantees where you referenced. The higher levels are most likely along the southern border locations, where the activity is most prevalent. We do have capacity, as was mentioned previously, between 7,000 and 9,000. We call them incremental beds at existing facilities that could be provided to ICE depending on the result of additional funding for the agency.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And just shifting gears here for a second. We talked in the past, there was a request for information about monitoring. And I was just wondering if there’s been any update on that or any movement on that potential change in the monitoring?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think that was for RFI or request for information and we submitted our response to that request, but we haven’t heard anything more about that. We are aware of, certain ideas about extending the ISAP program and the use of ankle monitors to heads of households, and that is possibly predicated on additional funding as well.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And anything new that you can point to on the state and local level for new business?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think there are states that are facing problems because of aging facilities in particular. I think most states are facing those kind of problems. And that means, a combination of either consolidation of populations within larger facilities are actually building new facilities or leasing facilities for that purpose, as we have done with clients in Oklahoma and New Mexico. So, as time progresses, I think there will be more opportunities for us to market our idle facilities within those states that are facing those kinds of problems.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And one more for me and I’ll get back in queue. G&A was a little bit higher than we had expected in the quarter. Was there anything unusual in that or is that just kind of seasonality?

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

Yeah. Joe, it’s Brian, that was just year-end true-ups and professional fees and other things going on, nothing specific. We don’t expect in our guidance that, that run rate that occurred in the fourth quarter. So, we assume a little bit lower run rate going forward.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Great. Thanks for taking the questions. I’ll get back in queue.

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

Thank you.

Operator

Thank you. And our next question today comes from Brian Violino with Wedbush Securities. Please go ahead.

Brian Violino

Analyst, Wedbush Securities, Inc.

Great. Thanks. Good morning. Nice quarter. Thanks for taking my questions. I just wanted to clarify some of the assumptions in the guidance. In the high-end, you’re assuming, sounds like incremental funding increases. I’m just curious, could you talk to the volume of funding increase you’re baking into that high-end assumption? I’m assuming it’s nowhere near the numbers that the Senate was throwing out, just given the numbers. And then does your midpoint guidance assume any incremental funding as well? I know that the low end doesn’t, but I’m curious about the mid-end – about the midpoint, sorry.

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

Sure. This is Brian. The high-end, as we said, is really only moderate. I don’t think it assumes significant additional funding. It assumes maybe there might be some reprogramming and ICE uses a few incremental more beds or slightly increases the participant count in ISAP. Remember we said in the fourth quarter, we were in the 190,000 to 195,000 participant level. It’s down slightly from that currently. And then the low end is the same, and just assume – assumes maybe some slight continued reduction in the ISAP participant counts and then maybe some modest reduction if, right now ICE is currently at 38,000-plus. They’re funding for 34 supposedly. So, maybe they go back down closer to the 34,000 or something like that, but nothing about like what George was talking about previously, either on the upside or the downside.

Brian Violino

Analyst, Wedbush Securities, Inc.

Got it. Okay. And then in terms of these articles coming out recently about the reduction in detainees, do you think there’s any possibility, I know, it’s probably hard to tell that there could be an opportunity to move those detainees into the ATD program, if there’s some sort of incremental savings from the budget perspective?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

That is a possibility. We are staffed up and scaled up for that kind of policy change, if that so desire. The ISAP program has been talked about with respect to expanding it to other groups of individuals. And certainly if there’s a desire to reduce detention beds and place those people under the ISAP monitoring program, we’re ready to assist in that policy change.

Brian Violino

Analyst, Wedbush Securities, Inc.

Great. Thanks. And last one for me. You saw a pretty nice uptick in your NOI margins across almost all your segments. I just wanted to get your view on sustainability of those margins for 2024. Is there anything sort of seasonal or one-time on the operating expense line that we should be aware of that was benefiting you this quarter?

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

No, I think, as you know, the populations in our facilities, as we talked about, has rebounded nicely, especially in our ICE facilities, but also to some degree in our Marshals facilities. And I think to the degree that, that holds, going next year, we should be able to sustain that. Except the first quarter is a little bit lower for the reasons that Shayn mentioned previously. There’s some seasonality as well as the impact of payroll-related taxes in the first quarter. So that, that’ll put a little bit of downward pressure.

Brian Violino

Analyst, Wedbush Securities, Inc.

Okay, great. Thank you.

Operator

Thank you. And our next question comes from Brendan McCarthy with Sidoti. Please go ahead.

Brendan McCarthy

Analyst, Sidoti & Co. LLC

Hey, good morning. Thanks for taking my questions. Just to follow up on the potential release of the thousands of ICE detainees, I believe I saw there was a bed count number thrown out there, potentially bringing the number of beds funded down to around 22,000. I was just curious, is that number captured in the low end of your guidance range?

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

No. And just as a reminder, our facilities, as George was mentioning earlier, have for the most part, all of our contracts, except for one, have a fixed payment structure which represents a significant component of the revenue and when the ICE populations were lower historically during the COVID pandemic, that protected significantly and enhanced or supported the predictability of our cash flow.

So, while there would be some impact if they went that low, it would not be as significant as it might seem on a per bed basis. As George said, it may impact a few facilities, where we’re already above those guarantees, but at some of those facilities, those incremental per diems above the guarantees are lower. So, it would not be a dollar-for-dollar impact, if you will.

Brendan McCarthy

Analyst, Sidoti & Co. LLC

Got it. And is it safe to assume the only instance that may happen is if the government were to shut down come March 8? Or is that fair to assume?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, I don’t think it would happen during that time. I don’t sense that there’s an immediate desire to do that. I think all likelihood is that people will await the results of the final budget decisions that will take place by the end of the first week of March.

Brendan McCarthy

Analyst, Sidoti & Co. LLC

Got it. And then I noticed in the quarter, in the fourth quarter, there was a nice jump in interest income. What drove that specifically?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

That’s going to be predominantly higher interest rates by the end of the year, plus some cash balances we have internationally.

Brendan McCarthy

Analyst, Sidoti & Co. LLC

Got it. Okay. And one last question for me. Reading into this speculated release in reporting management program, it sounds like something that ICE may try and rebrand the ATD program into, from my research. But just wondering if you can provide some insight on the potential development of that program and whether you think ATD will somehow evolve into that?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think there was discussion about doing that. But we haven’t heard anything more as to whether those ideas have progressed.

Brendan McCarthy

Analyst, Sidoti & Co. LLC

Understood. That’s all for me. Thank you. [Operator Instructions]

Operator

Our next question comes from Kirk Ludtke with Imperial Capital. Please go ahead.

Kirk Ludtke

Analyst, Imperial Capital LLC

Hello, everyone. Congratulations on the quarter. Thanks for the call.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you.

Kirk Ludtke

Analyst, Imperial Capital LLC

Just a couple follow-ups. You mentioned in your remarks that the Senate bill included $1.3 billion of funding for alternatives to detention. I was curious, did it break that down into how much of that would be allocated to ISAP?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, it did not. And that was the original Senate Bill. It’s not the one that passed, which was just the foreign aid funding.

Kirk Ludtke

Analyst, Imperial Capital LLC

Correct. Yes. I’m just curious because it’s – who knows, it might – that type – some of that might be – might show up in future proposals. So, I was curious. Changing topic for a second here on Electronic Monitoring, revenues were down year-over-year, but margins were remarkably stable. Can you talk about the cost structure in that business or how you were able to maintain margins with such a meaningful year-over-year decline in revenues?

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

Sure. I mean, I think a lot of it’s just product mix and the products that we’re using, some of those products we own outright and they’re already mostly paid for and depreciated. So...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

And we found some cost efficiencies.

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

Yeah. And during the year last year, we benefited from the full impact of those that were somewhat negotiated at the end of...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

...2022 and early 2023. And that helped as well.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. Thank you. That’s helpful. And then with respect to the – you mentioned the technology in ISAP is evolving. Can you talk about what you expect to happen with respect to the technology in that program and how it might impact margins and CapEx?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, all technologies, I think are obligated to continue to...

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

Develop.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...develop and evolve as our products, which presently include ankle monitors, phones and the new watches that we’ve developed. It’s called the VeriWatch. And we continue to think through replacements for those items in the future, replacements or improvement of those monitoring mechanisms.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Thank you. Last call you mentioned that the county jails in northern states were moving away from DHS and ICE, and that might be an opportunity down the road. Do you, I guess, is there any way to put a range on that? How many beds you think might be in play this year?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

It’s obviously going to depend on getting additional funding for ICE as we move through the fiscal year. And those opportunities are probably going to pop up in the second half of the year, assuming additional funding.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. Well, that’s helpful. Thank you. I appreciate it.

Operator

Thank you. And our next question comes from Greg Gibas with Northland Securities. Please go ahead.

Greg Gibas

Analyst, Northland Securities, Inc.

Hey, thanks, guys. Congrats on the quarter and thanks for taking the questions. I wanted to get a sense, because I know we expected a little bit of a rebound in the second half of 2023 in ISAP participants that didn’t necessarily happen and I just wanted to see if you had kind of visibility on how those populations are expected to change or is really stable or flat kind of the best assumption right now as we await more visibility from whether there’s going to be government funding?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We really won’t know anything until the end of the first week of March. That’s the deadline for the existing continuing resolutions. And the funding for the balance of the fiscal year will be determined by, I believe, March 8, unless there is a government shutdown of some sort, which we hope there is none.

Greg Gibas

Analyst, Northland Securities, Inc.

Okay, that’s fair. I just wanted to see if you had any insight on whether that would change to otherwise. I wanted to also ask just with respect to your cost structure in 2024, any notable changes or variations on expenses relative to 2023 that are worth calling out or is the cost structure going to be pretty steady comparatively?

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

I would say it’s going to be pretty steady comparatively. The biggest maybe line-item change will be as we continue to reduce our debt, the interest expense year-over-year should be lower, I think, what, about $20 million-$25 million?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Correct.

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

And that doesn’t – our guidance does not assume any benefit from any refinancings that may take place during the year. As we discussed, we’re looking at – and the second half of the year is the latest in trying to redo or reprice or refinance the term loan. So, that could provide some additional benefit or upside.

Greg Gibas

Analyst, Northland Securities, Inc.

Got it. I guess, just last one and I apologize if I missed this, but regarding sale, the potential sale of larger assets, has anything changed there in terms of interest levels or what you might be able – the range of values that you could receive, just curious if – I know, that’s been something you’ve looked over the last several quarters. So, if there’s anything different in terms of the potential sale of larger assets?

Brian Robert Evans

Chief Executive Officer, The GEO Group, Inc.

No. On larger assets, what we’ve done is redeploy them through leases, most recently in Oklahoma and then a year or two before that with New Mexico. Partly it’s driven from a state level by their funding issues and their budget issues and their ability to be able to make a large acquisition like that. So, I think it’s probably likely that it’s more preferable from their perspective to lease than to buy. But we’ll continue to look at both if it makes sense.

Greg Gibas

Analyst, Northland Securities, Inc.

Okay, thanks, guys.

Operator

Thank you. And ladies and gentlemen, this concludes our question-and-answer session. I’d like to turn the conference back over to George Zoley for any closing remarks.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you for joining us on this call. We look forward to addressing you on the next call.

Operator

Thank you, sir. This concludes today’s conference call. We thank you all for attending today’s presentation. You may now disconnect your lines and have a wonderful day.